SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NATIONAL STORAGE AFFILIATES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	46-5053858
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5200 DTC Parkway, Suite 200 Greenwood Village, CO (Address of Principal Executive Offices)	80111 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-202113

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.                                                DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

National Storage Affiliates Trust (the “Registrant”) hereby incorporates by reference herein the description of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), to be registered hereunder set forth under the heading “Description of Shares of Beneficial Interest” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-202113), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  In addition, incorporated by reference herein is information relating to the Common Shares under the caption “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the Registration Statement.

ITEM 2                                                   EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

Date: April 15, 2015	By:	/s/ Tamara D. Fischer
	Name:	Tamara D. Fischer
	Title:	Chief Financial Officer

Signature Page to 8-A